SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                -------------------------------------------------
                                February 6, 2005


                               HOMENET CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                         000-22236            33-0565710
-------------------------------    ------------------------  -------------------
(State or other jurisdiction of    (Commission file number)    (IRS employer
       incorporation)                                        identification no.)

     5252 North Edgewood Drive, Suite 310                  84604
   ----------------------------------------              ----------
   (Address of principal executive offices)              (Zip code)


                                 (801) 502-6100
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)


                   This document contains a total of 27 pages.

Item 1.01 Entry into a Material Definitive Agreement

Settlement Agreement and Release

         HomeNet Communications, Inc. ("HCI"), a subsidiary of the Company, was indebted to certain persons in what HCI management believes to be the aggregate principal amount of $273,000; as evidenced by fourteen (14) separate promissory notes (the "Convertible Notes"). The Convertible Notes were convertible into HCI Series B Preferred Stock prior to the merger in which HCI became a subsidiary of the Company (the "Merger"). The holders of the Convertible Notes also held warrants to purchase an aggregate of 121,565 shares of HCI Series B Preferred Stock at an exercise price of $1.00 per share. The holders of four (4) of the Convertible Notes claim to be entitled to receive shares of HCI Series B Preferred Stock in addition to being paid the principal and accrued interest on their Convertible Notes ("Disputed Notes").

         Immediately prior to the close of the Merger, HCI had no shares of Series B Preferred Stock outstanding and the Series B Preferred had not been authorized by the HCI board of directors. The individual who negotiated and signed the Disputed Notes on HCI's behalf was HCI's Interim Chief Financial Officer and was also employed by the firm acting as the placement agent for the Convertible Notes ("Placement Agent"). The Disputed Notes were executed on terms not known to, or authorized by HCI's board of directors. Moreover, certain of the Disputed Notes were held by affiliates of the Placement Agent/Chief Financial Officer.

         On February 7, 2005, HCI, the Company, the Placement Agent and the holders of the Convertible Notes agreed to settle the matter in full. Under the terms of the Settlement Agreement and Release, the parties released each other from liability in connection with the Convertible Notes and related matters. In consideration for the release, the Company agreed to provide to the holders of the Convertible Notes and the Placement Agent, at the discretion of each recipient, with either (i) cash and Company securities (the "Cash Settlement") or (ii) Company securities (the "Conversion Settlement"). Each holder of Convertible Notes and the Placement Agent can elect to accept either the Cash Settlement or the Conversion Settlement through June 1, 2005.

         In the event all recipients elect a Cash Settlement, the maximum aggregate principal amount of cash payable by the Company in connection with the arrangement is $273,000 plus accrued interest which accrued interest would exceed $90,000 (the exact number depends on when the elections and repayments are made). In addition, the Company would be required to issue over 207,000 shares of common stock and warrants exercisable for more than 157,000 shares of common stock (the exact number shares and warrants varies depending on the amount of accrued interest at the time when the elections and payments are made).

         In the event of all recipients elect a Conversion Settlement, no funds will be paid to the recipients. Rather, the Company would be required to issue over 629,506 shares of common stock and warrants exercisable for more than 157,000 shares of common stock (the exact number shares and warrants varies depending on the amount of accrued interest at the time when the elections and payments are made). If the Company engages in an equity funding in an amount in excess of $1,000,000 prior to repayment, then the recipients may elect to receive the securities issued in the equity funding (the "Conversion Securities") instead of the common stock referenced above and warrants exercisable for Conversion Securities instead of exercisable for common stock.

         In addition, the Company agreed to pay $25,669in costs of the holders of Convertible Notes and the Placement Agent in connection with the settlement agreement.

Equipment Financing Arrangements

         HCI has entered into equipment financing arrangement with Pinnacle Capital, LLC. Under this arrangement that became effective on or about February 7, 2005, Pinnacle provided HCI with $41,127 in financing. This amount is to be repaid over a thirty-six month period and is secured by specified items of Company equipment. The monthly payments under this arrangement are $1,426.55.

         The Company entered into a Lease Agreement with Summit Leasing, Inc. on or about February 9, 2005. Under this arrangement Summit purchased set top boxes for $125,000 from Tivella, Inc. and is leasing them to HCI over a thirty-six month period for $4,605.01 per month.

         The payment of the lease obligations was guaranteed by certain officers, directors and stockholders of the Company in consideration for the grant of warrants to the guarantors exercisable for 182,857 shares of common stock.

Item 2.01 Completion of Acquisition or Disposition of Assets

         The Company has acquired a significant amount of assets outside the ordinary course of business under the equipment financing arrangements that are described in Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

         The Company has incurred direct financial obligations in connection with the Settlement Agreement and Release, and equipment financing arrangements. The terms of these arrangements are detailed under Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

         Effective February 6, 2005, the Company's Board of Directors changed the Company's fiscal year end from March 31 to December 31. A transition report on Form 10-KSB for the period ending on December 31, 2004 will be filed covering the transition period. The Company's fiscal year was changed, in part, so that it would have the same fiscal year end as HCI, a wholly owned subsidiary of the Company.

Item 8.01 Other Events

         On February 6, 2005, Mr. Greg Haerr resigned as a director of the Company. The Board appointment Mr. Kelly Ryan, the Company's CEO, to fill the vacancy created by Mr. Haerr's resignation. In addition, Mr. Ryan was elected as Chairman of the Board.

         In February 2005, the Company issued common stock to holders of convertible promissory notes who converted approximately $255,000 in principal and interest that was owing into common stock at the rate of one share of common stock for every dollar that was converted.

Item 9.01 Financial Statements and Exhibits

         a.       Financial statements of businesses acquired

                  Not applicable.

         b.       Pro forma financial information

                  Not applicable.

         c.       Exhibits

                  Number                       Description
                  ------                       -----------

                  10.1     Settlement Agreement and Release, dated February 7,
                           2005.
                  10.2 Equipment Financing Agreement, by and between the Company and Pinnacle Capital, LLC
                  10.3 Lease Agreement, by and between the Company and Summit Leasing, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   HOMENET CORPORATION




Date: February 8, 2005                             By  /s/ Frank Gillen
                                                      ------------------
                                                      Frank Gillen
                                                      President